CERTIFICATE OF OWNERSHIP
OF

OFFLINE CONSULTING, INC.
(a Delaware corporation)

AND

KESSELRING HOLDING CORPORATION
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:
NAME	STATE OF INCORPORATION

Offline Consulting, Inc.	Delaware

Kesselring Holding Corporation	Delaware

SECOND: That 100% of the outstanding stock of Kesselring Holding Corporation is owned by Offline Consulting, Inc.

THIRD: That the name of the surviving corporation of the merger is Offline Consulting, Inc., which will continue its existence as said surviving corporation under the name Kesselring Holding Corporation.

FOURTH: That the Certificate of Incorporation of Offline Consulting, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Kesselring Holding Corporation”

FIFTH: That the members of the Board of Directors of Offline Consulting, Inc. unanimously adopted the following resolution by written consent on the 22nd day of May, 2007:

RESOLVED, that the Company's wholly-owned subsidiary, Kesselring Holding Corporation be merged with and into the Company, and that upon the filing of the appropriate certificate of Merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Kesselring Holding Corporation

SIXTH: This merger shall be effective on June 8, 2007.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 24th day of May, 2007.

OFFLINE CONSULTING, INC.

By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: Chief Executive Officer

KESSELRING HOLDING CORPORATION

By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: Chief Executive Officer